FUELNATION INC.

                                   EXHIBIT "A"
                      Summary of Terms for Proposed Private
                Placement of Series A Convertible Preferred Stock

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Issuer:                                     FuelNation Inc. ("Company")

Investor:                                   Accredited entities and accredited individual investors ("Investors").

Outstanding Securities:                     Common:                                              2,294,493
                                            Option Plan (1):                                       300,000
                                                                                                 ---------
                                            Total:                                               2,594,493

                                      (1)   There are currently no shares outstanding under the Option Plan.

Type of Security:                           Up to 30,000 shares of Series A Convertible Preferred Stock ("Series
                                            A Preferred" or the "Preferred").

Price per Share:                            $1,000.00 ("Original Purchase Price").

Ownership Percentage
 Per Share                                  Each Preferred share will always maintain a conversion ratio to common stock such that the percentage of ownership in the Company represented by one share of  Series A Convertible Preferred Stock is constant. One share of Series A Convertible Preferred Stock is equal to .00255% of the total issued and fully diluted common stock of the
                                            Company. The Series A Convertible Preferred Stock upon issuance of all 30,000 shares will maintain 76.5% percent ownership and votes on a fully diluted basis. The common shareholders would then maintain
                                            23.5% of the votes.
Rights, Preferences,
Privileges and
Restrictions of Preferred:            (1)   Dividend Provisions:  Noncumulative dividends on the Series A
                                            Preferred will be at the rate of 8% per share per annum
                                            ("Dividends").  Dividends will be payable only if, as and when declared by the Board of Directors ("Board").

                                      (2)   Liquidation Preference:  The Series A Preferred shall have liquidation rights senior to all other outstanding securities of the
                                            Company, including all other series of preferred shares and any class or series of Common Stock of the Company ("Junior Stock").  The holders of Preferred Stock shall be entitled to receive upon a
                                            Liquidation Event, in preference to and prior to any distribution to the holders of Junior Stock, an amount (the "Preference Amount")
                                            equal to $2,000 for each share of Preferred Stock plus all accrued but unpaid dividends on such Preferred Stock, whether or not declared. After payment of the Preference Amount, the holders of the
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*All amounts are in U.S. dollars
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                                            Preferred Stock shall participate with the holders of the Junior
                                            Stock on an as converted to Common Stock basis in the distribution of all of the remaining proceeds available upon the consummation of a
                                            Liquidation Event.  A "Liquidation Event" shall include, in addition to the actual liquidation, dissolution or winding up of the Company, any merger, reorganization, consolidation or the like in which the
                                            Company's voting securities are exchanged for or converted into less than a majority of the voting securities of the surviving or resulting entity and/or any sale of all or substantially all of the stock or assets of the Company.

                                      (3)   Conversion:  The holders of Series A Preferred will have the option to convert the Series A Preferred, at any time, into shares of common stock of the Company.  One (1) Series A Convertible Preferred Stock
                                            is equal to .00255% of the total issued and fully diluted common stock of the Company.

                                      (4)   Automatic Conversion:  The Series A Stock automatically will be converted into common stock at the then applicable conversion rate on the majority vote of the holders of the Series A Convertible
                                            Preferred Stock voting together.


                                      (5)   Voting Rights:  The holder of each share of the Series A Preferred will have the right to vote the percentage of shares of common stock issuable upon conversion of the Series A Preferred at the then applicable conversion percentage.  The holders of Series A Stock shall be entitled to vote on all matters on which the common stockholders can vote and, in addition, shall have certain special voting rights (see "Protective Provisions") .

                                      (6)   Protective Provisions:  The consent of the majority of holders of the
                                            Series A Preferred, voting together as a single class, will be required for any action which (a) alters or changes any of the powers, preferences, privileges or rights of the Series A Preferred or increases or decreases the total number of authorized shares of
                                            Series A Preferred, (b) authorizes or issues additional shares
                                            (whether of any existing series of preferred stock or of a new class of equity or debt) having preferences prior to or on a parity with
                                            Series A Preferred as to dividends, liquidation, redemption or assets
                                            (c) reclassifies any common stock into shares having preferences prior to or on a parity with the Series A Preferred as to dividends, liquidation, redemption or assets, (d) authorizes the issuance of more than the agreed upon number of shares of common stock at a price less than the Series A Preferred price.  The consent of the majority of holders of the Series A Preferred, voting together as a single class, will be required for any action which (e) amends, repeals or adds to any provision of the Company's articles of incorporation or bylaws, (f) pays or declares any dividend or distribution on any shares, or declares any redemption of shares (other than employee stock repurchases pursuant to standard vesting arrangements), (g)
                                            sells, leases, conveys, exchanges, transfers or otherwise disposes of all or substantially all of the assets of the Company; (h) authorizes any merger of the Company with another entity; or (i) authorizes the voluntary or involuntary liquidation, dissolution or winding up of the Company or its business. Consent of the holders of at least a majority of the Series A Preferred, voting together as a single class, will be required for (i) any sale by the Company of substantially all of its assets, (ii) any merger of the Company with another entity, (iii) any liquidation or winding up of the Company,
                                            (iv) any amendment of the Company's charter, or (v) certain other actions materially affecting the Series A Preferred.

                                      (7)   Composition of the Board: The Board of Directors of the Company will, effective on the date of the Series A Preferred Closing, consist of five persons, which shall include (a) the CEO, and (b) two representatives of the Series A Preferred Investors.
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                                      (8)   Directed shares: In the event the Company's underwriters in any public offering allow the Company to direct the purchasers of any public offering shares, the Series A Preferred Investors will be offered the right to purchase a percentage of such shares equal to such Investors' pro rata share of the Company's outstanding shares.

Registration Rights:                  (1)   Demand Rights:  If, at any time after June 1, 2007 (but not within
                                            6 months of the effective date of any registration), Investors holding at least 40% of the common stock issued or issuable upon conversion of the Series A Convertible Preferred Stock request that the Company file a Registration Statement covering at least 20% of the common stock issued or issuable upon conversion of the Series A Convertible
                                            Preferred Stock (or any lesser percentage if the anticipated aggregate offering price would exceed $5,000,000), the Company will use its best efforts to cause such shares to be registered.

                                            The Company will not be obligated to effect more than two
                                            registrations under these demand right provisions.

                                      (2)   Registrations on Form S-3:  Holders of common stock issued or issuable upon conversion of the Series A Convertible Preferred Stock will have the right to require the Company to file up to three
                                            Registration Statements on Form S-3 (or any equivalent successor form), provided the anticipated aggregate offering price in each registration on Form S-3 will exceed $2,000,000; and provided further that no more than one registration on Form S-3 may be requested in any 12 month period.

                                      (3)   Piggy-Back Registration:  The Investors will be entitled to
                                            "piggyback" registration rights on registrations of the Company, subject to the right of the Company and its underwriters to reduce or eliminate in view of market conditions the number of shares of the
                                            Investors proposed to be registered.

                                      (4)   Registration Expenses:  The registration expenses (exclusive of underwriting discounts and commissions) of all of the registrations under paragraphs (1), (2) and (3) above will be borne by the Company.

                                      (5)   Transfer of Registration Rights:  The registration rights may be transferred to a transferee who acquires at least 20% of an
                                            Investor's shares.  Transfer of registration rights to a partner or shareholder of any Investor will be without restriction as to minimum shareholding.  The registration rights will terminate at such time as the holder is able to sell its common stock under Rule 144 without restriction.
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                                      (6)   No Registration of Preferred:  The registration rights set forth herein apply only to the Common and the Company will never be obligated to register any of the Preferred.

Reserved Shares:                            The Company currently has 300,000 shares of Common reserved for issuance to directors, officers, employees and consultants upon the exercise of outstanding options.  (Such reserved shares are referred to as the "Reserved Shares.")

                                            The Reserved Shares will be issued from time to time to the Company's directors, officers, employees and consultants under such
                                            arrangements, contracts or plans as are recommended by management and approved by the Board.  Unless subsequently agreed to the contrary by the majority of Preferred, any issuance of shares in excess of the
                                            Reserved Shares will be a dilutive event requiring adjustment of the conversion price as provided above.

Expenses:                                   The Company and the Investors will each bear their own legal and other expenses with respect to the transaction.

                                            The Company and the Investors will each indemnify the other for any finder's fees for which either is responsible.
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Agreed to and accepted:

FuelNation Inc.


_____________________________________
Authorized Signature


"INVESTOR"



By: _________________________________

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